1st Quarter 2011 Earnings Call
November 11, 2010

Disclaimer
This presentation may contain statements that relate to future events and expectations and, as such, constitute "forward
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words such as “believes,” “expects,” “may,” “will,” “intends,” “plans,” “estimates” or “anticipates,” or other comparable terminology, or by discussions of strategy, plans or intentions. These statements are based on
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intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, those risks and uncertainties described in
Globe’s most recent Annual Report on Form 10-K, including under “Special Note Regarding Forward-Looking
Statements” and “Risk Factors” and Globe’s quarterly reports on Form 10-Q. These reports can be accessed through the “Investors” section of Globe’s website at www.glbsm.com.
All references to “MT” or “tons” mean metric tons, each of which equals 2,204.6 pounds.

1st Quarter 2011 Financial Highlights

 ■ Sales increased 30% from the prior year despite planned maintenance outages at our Niagara Falls, Selma and Alloy plants.
 ■ Sales and shipments were both down 6% in the quarter from the immediately preceding quarter as a result of the planned maintenance outages.
 ■ EBITDA and DEPS, prior to identified items, were down modestly from the immediately preceding quarter due to the reduction in shipments from the planned maintenance outages.
 ■ We had a modest increase in the average selling price of silicon metal due realization of the rising market prices on the small volume of material we currently sell at spot pricing.

GLOBE SPECIALTY METALS

$ in Thousands, except per share	1Q'11	4Q'10	Change
Sales	**$137,352**	**$146,436**	**($9,084)**
Cost of goods sold	**116,881**	**123,006**	**(6,125)**
Gross margin % of sales	14.9%	16.0%	(1.1%)
Selling, general and administrative expenses	**12,211**	**12,002**	**209**
SGA % of sales	8.9%	8.2%	0.7%
Loss on sale of business	**-**	**3,192**	**(3,192)**
Operating income	**8,228**	**8,187**	**41**
Net income	**2,162**	**6,609**	**(4,447)**
Diluted EPS	**$0.03**	**$0.09**	**($0.06)**
EBITDA	**$13,934**	**$14,606**	**($672)**
EBITDA % of sales	10.1%	10.0%	0.1%
Tons:			
Silicon metal	**29,323**	**32,925**	**(3,602)**
Silicon-based alloys	**29,125**	**29,282**	**(157)**
Average selling price: ($/lb.)			
Silicon metal	**$1.13**	**$1.10**	**$0.03**
Silicon-based alloys	**0.83**	**0.84**	**(0.01)**

1st Quarter 2011 Reported Results

GLOBE SPECIALTY METALS

$ in Thousands, except per share	EBITDA	Net Income	Earnings Per Share	Income Statement Classification
Reported:	**$13,934**	**$2,162**	**$0.03**	
Niagara Falls & Selma start-up costs	**3,236**	**1,974**	**0.03**	**Cost of goods sold**
Tax rate adjustment	**-**	**1,368**	**0.02**	**Taxes**
Pro forma results	**$17,170**	**$5,504**	**$0.08**	
Dow Corning's portion of joint venture	**(1,581)**	**-**	**-**	
Brazil volume	**36**	**36**	**-**	
Pro forma results	**$15,625**	**$5,540**	**$0.08**

1st Quarter 2011 Special Items

GLOBE SPECIALTY METALS

$ in Thousands, except per share	1Q'11	4Q'10	Change
Sales	**$113,017**	**$119,807**	**($6,790)**
Cost of goods sold	**90,445**	**96,710**	**(6,265)**
Gross margin % of sales	20.0%	19.3%	0.7%
Selling, general and administrative expenses	**11,814**	**11,253**	**561**
SGA % of sales	10.5%	9.4%	1.1%
Pro forma operating income	**10,726**	**11,795**	**(1,069)**
Pro forma net income	**5,540**	**8,261**	**(2,721)**
Pro forma diluted EPS	**$0.08**	**$0.11**	**($0.03)**
Pro forma EBITDA	**$15,625**	**$17,606**	**($1,981)**
EBITDA % of sales	13.8%	14.7%	(0.9%)
Tons:			
Silicon metal	**18,972**	**21,057**	**(2,085)**
Silicon-based alloys	**29,125**	**29,282**	**(157)**
Average selling price: ($/lb.)			
Silicon metal	**$1.19**	**$1.17**	**$0.02**
Silicon-based alloys	**0.83**	**0.84**	**(0.01)**

Sequential Pro Forma Adjusted Income Statement
Summary

Sequential Quarter Pro Forma Sales Bridge

$119.8
+$0.8
-$5.4
-$0.2
-$0.3
-$1.7
$113.0
Q4 2010
Si Price
Si Vol.
Si-Based Alloy Price
Si-Based Alloy Vol.
By-Products
Q1 2011

1st Quarter 2011 Sequential Pro Forma Sales
Bridge

GLOBE SPECIALTY METALS

Sequential Quarter Pro Forma EBITDA Bridge

$17.6
+$0.6
-$1.0
+$0.8
-$0.6
-$0.9
-$0.9
$15.6
Q4 2010
Price
Volume
Electrode Plant
SG&A
F(x)
Other
Q1 2011

1st Quarter 2011 Sequential Pro Forma EBITDA
Bridge

GLOBE SPECIALTY METALS

$ in Thousands	Q1'11	Q4'10	Q1'10
Net income	$2,858	$7,122	$8,169
Depreciation and amortization	5,774	5,804	4,912
Changes in working capital	4,449	(740)	6,648
Share-based compensation	1,275	1,221	1,755
Loss on sale of business	-	3,192	461
Taxes / other adjustments	853	(8,198)	2,780
Cash from operations	**$15,209**	**$8,401**	**$24,725**
Capital expenditures	(10,124)	(6,469)	(4,255)
Acquisition / sale of business	(2,038)	(50,970)	-
Cash from investing activities	**($12,162)**	**($57,439)**	**($4,255)**
Net payments of long-term debt / revolving credit agreements	(2,153)	(8,167)	(5,167)
Net (payments) borrowings of short-term debt	(1,851)	(5,792)	940
Other financing activities	3,683	204	35,929
Cash from financing activities	**($321)**	**($13,755)**	**$31,702**

1st Quarter 2011 Cash Flow Overview